COURTHOUSE SQUARE
LEASE AGREEMENT

This Courthouse Square Lease Agreement ("Lease") is made and entered into this 1st day of July, 2006, by and between the CITY OF HANFORD, a municipal corporation, with its principal place of business in the City of Hanford, County of Kings, State of California (hereinafter referred to as "Landlord"), and Global Food Technologies, Inc., a Delaware Corporation with its principal place of business in the City of Hanford, County of Kings, State of California, (hereinafter referred to as "Tenant").

WITNESSETH: that;

The parties hereto, in consideration of the rental hereinafter reserved and the covenants and agreements hereinafter set forth, do make and enter into the following Agreement of Lease:

1. PREMISES

On June 27, 2005, Landlord and Tenant entered into an oral lease whereby Landlord leased to Tenant and Tenant hired and took from Landlord, at the rental rate, and upon the conditions hereinafter set forth in this Courthouse Square Lease Agreement (“Lease”), those certain premises identified as Suites 205, 206 and 207 comprising and area of approximately 1,322 square feet of the Courthouse Square Building, together with all rights and appurtenances thereto, being located in the City of Hanford, County of Kings, State of California, and more commonly known as 113 Court Street, Hanford, California 93230 (“Premises’). Landlord and Tenant enter into this Lease to agree and confirm that: (i) Tenant’s possession and use of the Premises for the time period of June 27, 2005 to June 30, 2006, inclusive, was in accordance with and pursuant to all of the terms and conditions of this Lease; and (ii) Landlord leases to Tenant and Tenant hires and takes from Landlord, for the term identified in this Lease, the Premises and all rights and appurtenances thereof in accordance with and pursuant to all of the terms and conditions of this Lease.

2. FACILITY COMMON AREAS

The term "common areas" means all areas and facilities outside the Premises and within the interior and exterior boundaries of the Courthouse Square Building within which the Premises is located that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Courthouse Square Building and their respective authorized representatives and invitees. Common areas include, without limitation, walkways, decorative walls, plazas, malls, loading areas, roads, parking area and restrooms.

A. Tenant's Right to Use:

Landlord gives to Tenant and its authorized representatives and invitees the non-exclusive right to use the common areas, with others who are entitled to use the common areas, subject to Landlord's rights as hereinafter set forth.

B. Landlord's Maintenance and Management:

Landlord shall maintain the common areas in good condition at all times. Landlord shall have the right to:

1. Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the common areas.
2. Close any of the common areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the common areas or the accrual of any rights to any person or of the public to the common areas.
3. Close temporarily any of the common areas for maintenance purposes.
4. Designate other property outside the boundaries for the Courthouse Square Building to become part of the common areas.
5. Select a person to maintain and operate any of the common areas if at any time Landlord determines that the best interests of the Courthouse Square Building will be served by having any of the common areas maintained and operated by that person. Landlord shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of time as Landlord deems reasonable and proper both as to service and as to cost.
6. Make changes to the common areas including, without limitation, changes in the location of driveways, entrances, exits, or the direction of the flow of traffic so long as such changes do not unreasonably interfere with Tenant's use and possession of the Premises.

C. Tenant's Share of Cost:

Tenant shall pay to Landlord, on a monthly basis, an amount calculated by Landlord to be Tenant's share of Common Area Costs (as defined in this paragraph), on the first day of each month, commencing on the date the term commences, or on the first day of the month following the month the term commences if the term commences on a day other than the first day of a month as the case may be, and continuing during the term or any extension thereof.
Tenant's proportionate share of Common Area Costs shall be calculated by multiplying the total Common Area Costs times the ratio of the total number of square feet in the Premises to the total number of leasable square feet in the Courthouse Square Building. Common Area Costs that cover a period not within the term of this Lease shall be prorated.

                Landlord can adjust the monthly Common Area Costs July 1st of each year of the lease term, on the basis of Landlord's calculation of Common Area costs for the next year of the lease term.
Landlord shall furnish to Tenant a statement showing the total Common Area Costs, Tenant's share of Common Area Costs for that respective year of the lease term, and the monthly payments to be made by Tenant for that next year. For the time period commencing on the date of this Lease through June 30, 2007, Tenant's monthly Common Area Cost shall be Two Hundred Dollars and Sixty-eight Cents ($200.68).
For purposes hereof, the term "Common Area Costs" shall include, but is not limited to, the real property taxes and assessments and other taxes and assessments of any nature levied or assessed against the Common Areas and the Courthouse Square Building, or assessed against Landlord as a result of the Common Areas or the Courthouse Square Building, all natural gas and electrical charges assessed against the Common Areas, all of Landlord's cost for any type of insurance for the Common Areas and the Courthouse Square Building, all sums expended by Landlord for property management and maintenance and operation of the Common Areas, and the cost of natural gas service for the Premises.
Costs of maintenance and operation of the Common Areas shall include, without limitation, cleaning, sweeping and other janitorial services, policing, maintenance of refuse receptacles, security systems, parking lot maintenance, planting and relandscaping, directional signs and other markers, lighting and other utilities and premiums for public liability and property damage insurance, and other costs necessary in Landlord's judgment for the maintenance and operation of the Common Areas.

3.	TERM OF LEASE

The term of this lease shall be for a period of three (3) years, effective , July 1, 2005 and ending at midnight, Pacific Standard Time or Pacific Daylight Time, whichever is applicable, June 30, 2008.

A. Delivery of Possession:

Tenant agrees that, in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but, in such event, Tenant shall not be liable for any rent until such time as Landlord delivers possession of the Premises to Tenant.

The provisions of Subsection (1) of Section 1932 of the California Civil Code shall not apply to this Lease, and Tenant waives the benefit of such provisions.

Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term thereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants, and conditions of this Lease, except payment of rent. By entering into and occupying the Premises, Tenant shall be deemed to acknowledge that the Premises are in good order and repair.

B. Surrender of Premises:

Tenant agrees to surrender the Premises at the termination of the tenancy herein created to Landlord including all of the Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring to the Premises and except for alterations that Tenant has the right to remove or is obligated to remove under the provisions of this Lease). Tenant shall remove all its personal property prior to the date of termination of the tenancy and shall remove all other improvements and alterations to the Premises if Landlord directs Tenant to do so, at Tenant's sole cost and expense. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property prior to termination of the tenancy.

Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises upon termination of the tenancy as allowed or required by this Lease by giving at least ten (10) days notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storing, removing and disposing of any alterations of Tenant's personal property.

If Tenant fails to surrender the Premises to Landlord on the termination of the tenancy, Tenant shall indemnify, defend and hold Landlord harmless from any claims, damages, costs, expenses and attorney’s fees incurred by Landlord as a result of Tenant's failure to surrender the Premises.

If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal including court costs and attorney’s fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

C.	Holding Over:

If Tenant holds over after the expiration or earlier termination of the term of this Lease, Tenant shall become a Tenant at sufferance only, at the rental rate of 150% of the rental rate in effect on the date of such expiration and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.

If Tenant, with Landlord's express written consent, remains in possession of the Premises after expiration or earlier termination of the term hereof, such possession shall be deemed a month-to-month tenancy, terminable on thirty (30) days written notice given at any time by either party, and at the rental rate in effect upon the date of such expiration and otherwise upon the terms, covenants, and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal of this Lease.

4.	RENT

Tenant agrees to and shall pay to Landlord as rent for the Premises the following:

A. Monthly Rent:

Tenant agrees to pay Landlord as the total rent for the Premises for the period of July 1, 2006 through June 30, 2007, Fifteen Thousand Eight Hundred Twenty-four Dollars and Forty Cents ($15,824.40) in equal monthly installments of One Thousand Three Hundred Eighteen Dollars and Seventy Cents ($1,318.70), each in advance on the first day of each and every calendar month during said term, except that the first month's rent shall be paid upon the execution of this Lease. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30) days, and such rental shall be paid at the commencement of such periods. Said rental shall be paid to Landlord, without deduction offset, prior notice or demand, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the office of Landlord or to such other person or at such other place as Landlord may, from time to time, designate in writing.

Tenant shall pay to Landlord, concurrent with the effectiveness of this Lease, an amount equal to the first and last month's rent of the Premises.

B. Tenant Improvements

In addition to the Rental described in Section 4A of this Lease Agreement, Tenant agrees to pay Landlord as reimbursement for Tenant Improvements completed by Landlord at Tenants request, the total sum of Twenty-four Thousand Six Hundred Fifty Three Dollars and Seventeen Cents ($24,653.17) in thirty six (36) equal monthly installments of Six Hundred Eighty-four Dollars and Eighty-one Cents ($684.81), each payable on the first day of each and every calendar month during said term of this Lease.

C. Rental Adjustment

Commencing with the thirteenth (13th) full calendar month of the term of this Lease, and at the end of each twelfth (12th) month thereafter, during the term, the Monthly Rent as described in Section 4A of this Lease Agreement for the ensuing twelve (12) month period ("Adjustment Period") shall be increased by 5.0%.

D. Security Deposit:

On execution of this Lease, Tenant shall deposit with Landlord an amount equal to one month’s rent as a security deposit for the performance by Tenant of the provision of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all costs and damages sustained by Landlord resulting from Tenant’s default. Tenant shall immediately on demand, pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord’s obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord’s general funds or can co-mingle the security deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

E. Late Charge

Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord within ten (10) days from the date when said rent was due, Tenant shall pay to Landlord an additional sum of Ten Percent (10%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

5.	TAXES AND ASSESSMENTS

A. Personal Property and Possessory Interest Taxes:

If during the term of this Lease or any extension thereof, Tenant is required to pay taxes as defined below, Tenant, shall be liable for and shall pay ten (10) days before delinquency all taxes, assessments, license fees, and other charges ("Taxes") that are levied and assessed against Tenant's personal property or trade fixtures installed or located in or about Premises or Tenant's possessory interest in the Premises, and that become payable during the Lease term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

If any taxes on Tenant's personal property, trade fixtures or possessory interest are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value on Tenant's personal property, trade fixtures or possessory interest and if Landlord pays the Taxes on any of these items of the Taxes based on the increased assessment of these items, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall on demand, immediately reimburse Landlord for the sum of the Taxes levied against Landlord, or the proportion of the Taxes resulting from the increase in Landlord's assessment.

If Tenant's improvements on the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property tax purposes at a valuation higher than the valuation at which Tenant's improvements are assessed, then the Real Property taxes and assessments levied against Landlord or the Premises by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of the above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

B. Tenant Acknowledgment Of Possessory Interest Taxes

Tenant acknowledges, understands and agrees that: (1) this Lease may create a possessory interest in Tenant which may be subject to real property taxes; (2) the property interest of Tenant created by this Lease may be subject to property taxes; and (3) this Lease may be subject to property taxes. Tenant agrees to pay all such taxes, as identified above, before the same become delinquent.

6.	USE OF PREMISES

A. Permitted Use:
Tenant shall use the Premises for Corporate Business Offices and for no other use without Landlord's consent. Tenant shall conduct its business at the Premises as Global Food Technologies, Inc.

B. Prohibited Use:

Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Premises, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises declared by any governmental authority having jurisdiction including but not limited to Landlord, which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate, cause cancellation or increase the cost of any fire, extended coverage of any other insurance policy covering the Premises and/or property located therein and shall comply with all rules, orders, regulations. and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function.

If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within fifteen (15) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

Tenant shall comply with all laws concerning the Premises or Tenant's use of the Premises, including, without limitation, the obligation at Tenant's cost to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Premises during the term of this Lease.

Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this article.

Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Facility in which the Premises are located.

Tenant shall not use the Premises for sleeping, washing clothes, cooking, or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Premises.

No secondhand store, auction, distress or fire sale, or bankruptcy or going out-of-business sale may be conducted on the Premises without Landlord's consent. Tenant shall not sell or display merchandise outside the confines of the Premises.

Tenant shall not do anything on the Premises that will cause damage to the Premises.

The Premises shall not be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises.

Tenant will not, without the written consent of Landlord, either use any apparatus or devise in connection with the Premises which will in any way increase the amount of electricity or water usually furnished or supplied to the Premises, or connect with the electric current or with water any apparatus or device for the purpose of using electric current or water.

Throughout the term of this Lease, Tenant, at its sole cost, shall maintain the Premises in compliance with the Americans With Disabilities Act of 1990 and the regulations related thereto.

7.	LEASEHOLD IMPROVEMENTS

                Tenant shall, at its own cost and expense, furnish and install all leasehold improvements. Said improvements shall be subject to Landlord's prior written consent thereto and shall be in accordance with the plans and specifications first approved by Landlord.

                Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and board having jurisdiction and in full compliance with the rules, orders, directors, regulations and requirements of the Pacific Fire Rating Bureau and of any similar body. Tenant shall keep the Premises and all improvements thereon, free from all liens and claims of mechanics, labors, materialmen and others for work done and materials furnished to Tenant and Tenant shall not create or suffer to be created any lien or encumbrance on the Premises.

                All alterations, decorations, additions or improvements upon the Premises made by Tenant shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Lease term, except that Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the end of the Lease term, require Tenant to remove all improvements installed by Tenant, and Tenant shall repair or, at Landlord's option, pay to Landlord all costs arising from such removal.

                All articles or personal property and all business and trade fixtures, machinery, and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects with liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expense incurred in such removal, including court costs and attorney’s fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this lease from Tenant to Landlord and upon the expense incident to the removal of and sale of said effects.

8.	TENANT'S MAINTENANCE

                Tenant has examined and inspected and knows the condition of the Premises and every part thereof and has received the same in good order and repair and accepts the same in its present condition. Tenant shall, at Tenant's sole cost and expense keep the Premises and every part thereof, including, but not limited to, all Tenant's personal property, storefronts, plate glass, signs, windows, heating and air condition systems in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the hereof, surrender the Premises to Landlord as improved by Tenant, ordinary wear and tear excepted.

                If, at any time, Premises shall fall into disrepair, Tenant shall have thirty (30) days from the date of receipt of written notice of such disrepair from Landlord to make the necessary repairs to place the Premises in good condition. If said repairs are not completed within said thirty (30) day period, Landlord may enter the Premises and begin to complete the necessary repairs and Tenant agrees to immediately reimburse Landlord for the cost of said repairs upon presentation by Landlord to Tenant a bill for said repairs.

                Landlord shall have no obligation to maintain, alter, remodel, improve, repair, decorate or paint the Premises or any, part thereof and the parties hereto affirm that Landlord has made no representations to Tenant in respect of the condition of the Premises except as specifically set forth herein.

9.	ALTERATIONS

                Except as otherwise contained herein, Tenant shall not make any structural or exterior alterations to the Premises without Landlord’s consent, Tenant may make nonstructural alterations to the interior of the Premises that Tenant requires in order to conduct its business on the Premises. In making any alterations that Tenant has a right to make, Tenant shall comply with the following:

                A. Tenant shall submit to Landlord reasonably detailed final plans and specifications and working drawings of the proposed alterations and the name of its contractor at specifications least thirty (30) days before the date it intends to commence the alterations.

           B. The alterations shall not be commenced until two (2) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate Notice of Nonresponsibility.

                C. The alterations shall be approved by all appropriate governmental agencies, and all applicable permits and authorizations shall be obtained before commencement of the alterations.

10.	UTILITIES AND SERVICES

A. Other than specific utilities contracted for directly by Tenant, including without limitation telephone services, Landlord shall pay for all utilities and services furnished to or used by Tenant including, without limitation, electricity, natural gas, and water for the Premises and all connection charges or other charges related thereto. Tenant shall pay to Landlord a utility reimbursement amount in the sum of Two Hundred Sixty-three Dollars and Ninety-four Cents $263.94 per month. On July 1 of any year of the term and any Extended Term of this Lease, Landlord shall have the right to increase the monthly utility reimbursement amount and Tenant agrees to pay such increased amount to Landlord.

B. If, at Landlord’s sole cost and expense, Landlord elects to install a separate electrical meter for the Premises, then Tenant shall become solely responsible to contract and pay for electrical service to the Premises with a private electrical services provider. In the event that Landlord installs a separate electrical meter for the Premises and Tenant contracts with and pays for electrical service from a private electrical services provider the utility reimbursement shall be reduced to take into account the electrical service paid for by Tenant. On July 1 during any year of the Term or Extended Term of this Lease, Landlord shall have the right to increase the monthly reduced utility amount identified in this subparagraph 9B, and Tenant agrees to pay such increased amount to Landlord.

11.	INSURANCE

A.	Fire Insurance

1.  For Personal Property. Tenant, at its sole cost and expense, shall maintain on all its personal property, Tenant's improvements, and alterations in, on or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least One Hundred Percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations.

2.  Definition of "Full Replacement Value". The "Full Replacement Value" of Tenant's personal property, improvements and alterations, shall be determined by the company issuing the fire insurance policies at the time said policies are initially obtained. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

B. General Comprehensive Liability Insurance:

1. General Comprehensive Liability Insurance for Tenant's Premises. At all times during the term of this Lease or any extension thereof, Tenant shall maintain general comprehensive liability insurance, including products liability insurance with such limits as it deems necessary but not less than ONE MILLION DOLLARS ($1,000.000.00) for injury or death to one person; ONE MILLION DOLLARS (1,000,000.00) for injury or death to more than one person; and ONE MILLION DOLLARS ($1,000,000.00) against claims of third persons for property damage. Said insurance shall cover the Premises leased by Tenant as defined herein.

Said insurance shall insure performance by Tenant of the indemnity provisions of this Lease. Landlord, its officers, officials, employees, agents and representatives, shall be named as a coinsured, and the provisions of such insurance shall contain cross-liability endorsements.

C. General Insurance Provisions:

(a) Subrogation Waiver. Tenant shall cause insurance carrier to provide a waiver of all rights of recovery by way of subrogation against Landlord in connection with any damage covered by said insurance. Landlord shall not be liable to Tenant for any damage caused by fire or any of the risks insured against under any insurance required by this Lease.

(b) Proof of Coverage. Tenant shall give Landlord written verification that its insurance satisfies all of Tenant's insurance requirements as set forth in this Lease and will remain in existence for the entire term of this Lease or any extension thereof.

(c) Protection Against Cancellation. Written proof must also be given by Tenant that the insurance provided for in this section expressly provides that it shall not be canceled or altered without thirty (30) days prior written notice to Landlord.

(d) Failure to Secure. If Tenant, at any time during the term of this Lease or any extension thereof, should fail to secure or maintain the foregoing insurance, Landlord shall be permitted to obtain such insurance in Tenant's name or as the agent of Tenant and shall be compensated by Tenant for the cost of the insurance premiums. Tenant shall pay Landlord interest on paid insurance premiums at the rate of Ten Percent (10%) per annum computed from the date written notice is received that the premiums have been paid.

(e) As Between the Parties Hereto. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises, and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

12.	DAMAGE OR DESTRUCTION OF BUILDING OR PREMISES

If, during the term of this Lease or any extension thereof, the Premises or Courthouse Building are damaged or totally or partially destroyed, Landlord in its sole and absolute discretion, may either restore the Premises and/or Courthouse Building or terminate this Lease. If Landlord elects to repair or restore such damage, this Lease shall continue in full force and effect, but the rent will be proportionately reduced based upon the extent, if any, to which the damage interferes with the business carried on by Tenant. If Landlord elects not to repair or restore such damage, Landlord may give notice to Tenant at any time within thirty (30) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after giving of such notice. In the event of giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the rent, reduced by any proportionate reduction, based upon the extent, if any, to which the damage interfered with the business carried on by Tenant in the Premises, shall be paid up to date of such termination.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, ceiling, floor coverings, partitions, or any other property or improvements installed in the Premises by Tenant.

The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Tenant.

13.	INDEMNITY

A. No Liability of Landlord:

Landlord shall not be liable to Tenant for any injury or damage that may result to any person or property by or from any cause whatsoever, and without limiting the generality of the foregoing whether caused by water leakage of any character from the room, walls or other portion of the Premises, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises or any part thereof.

B. Indemnification of Landlord:

Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees, representatives, customers, invitees or contractors, for any injury or damage to any person or property whatsoever occurring in, on, or about the Premises or any part thereof, and from and against all costs, attorneys' fees, expenses, liabilities, claims or any action or prosecution brought thereon. If any action or proceeding be brought against Landlord by reason of any such claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause whatsoever. The provisions of this paragraph 12 B. shall survive the termination of this Lease.

C. Damage to Tenant's Property:

Notwithstanding anything above to the contrary, Landlord or its officials, officers, employees, representatives and agents shall not be liable for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord, its officials, officers, employees, representatives, or its agents shall not be liable for any latent defect in the Premises or any building or improvements thereon. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building located thereon or of defects therein.
14.	ASSIGNMENT
A. Prohibition Against Voluntary Assignment, Subletting and Encumbering

Tenant shall not voluntarily assign, mortgage, hypothecate or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord's consent. Any assignment, encumbrance, or sublease without Landlord's consent, shall be voidable and at Landlord's election, shall constitute a default. Consent to any assignment, encumbrance or sublease shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting, and at the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

If Tenant is a limited liability company or partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of the persons or entities owning Fifty-One Percent (51%) or more of the entity or the dissolution of the entity, shall be deemed a voluntary assignment.
If Tenant consists of more than one person, a purported assignment, voluntary, involuntary or by operation of law, from a majority of persons to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale of other transfer of a controlling percentage of the capital stock of Tenant, or the sale of Fifty-One Percent (51%) of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possession at least Fifty-One Percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. This paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

B. Involuntary Assignment:

No interest of Tenant in this Lease shall be assignable by operation of law, (including without limitation, the transfer of this Lease by testacy or intestacy) without the consent of Landlord. Each of the following acts shall be considered an involuntary assignment:

1. If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under one or more Chapters of the Bankruptcy Act, in which Tenant is the Bankrupt or a reorganizing debtor, or if Tenant is a partnership or consists of more than one person or entity, is or becomes bankrupt or a debtor in a Chapter proceeding, or insolvent, or makes an assignment to the benefit of creditors;

2. If a writ of attachment or execution is levied on this Lease;

3. If in any proceeding or action to which a Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

In the event Tenant desires Landlord to provide written consent to the assignment by Tenant of Tenant's interest in the Lease, or the subletting the Premises or any part thereof to another person or entity, Tenant shall provide Landlord with a written request for consent and shall provide therewith information concerning the proposed assignee or sublessee, appropriate financial statements and such other information that the Landlord shall request. Landlord shall have the sole discretion as to whether or not to consent to any proposed assignment or sublease. In the event that the Premises are leased to more than one Tenant, this Lease shall automatically transfer to the survivor or survivors, in the event of death of one Tenant.

15.	ENTRY BY LANDLORD

Landlord and its authorized representative shall at any and all times have the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, for sale signs and for rent or for lease signs or during the time that Tenant is in default, to alter, improve, or repair the Premises or any other portion of the building, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may for that purpose erect scaffolding, protective barricades and other necessary structures where reasonably required by the character of the work to be performed, providing that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waivers any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of the within Lease shall be constructed as an obligation Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord.

16.	DEFAULT AND REMEDIES

A. Acts Constituting a Default:

Any and all of the following actions shall constitute default of this Lease:

1. Use of the Premises for any purpose other than as authorized in this Lease;

2. The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer during the term of this Lease or while in default of any provisions of this Lease;

3. The failure by Tenant to make any payment of rent required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161;

4. The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in 2. or 3. above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161; provided further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion;

5. (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

6. Assignment of the Premises by Tenant, either voluntarily or by operation of law, whether by judgment, executions, death, or any other means, without the consent of Landlord; and

B. Remedies:

Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive, but are cumulative and in addition to any remedies now or hereafter allowed by law or elsewhere provided.

1. Tenant's Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker's commission, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord received from any reletting. No act by Landlord allowed by this paragraph shall terminate or cause a forfeiture of this Lease unless Landlord notifies Tenant that Landlord elects to terminate and forfeit this Lease.

2. Termination of Tenant's Right to Possession. Landlord can terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate or cause a forfeiture of this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

a. The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease;

b. The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time' of award exceeds that amount of the loss of rent that Tenant proves could have been reasonably avoided;

c. The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds that amount of the loss of rent Tenant proves could have been reasonably avoided; and

d. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default of this Lease or which in the ordinary course of things, would be likely to result therefrom.

"The worth at the time of the award" as used in a., b. and c. of this paragraph, is to be computed by allowing interest at the rate of Ten Percent (10%) per annum or the maximum amount allowed by law, whichever is greater. "The worth, at the time of the award", as referred to in c. of this paragraph, is to be computed by discounting the amount at the discount of the Federal Reserve Bank of San Francisco at the time of award, plus One Percent

3. Appointment of Receiver. If Tenant is in default of this Lease, Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate or forfeit this Lease.

4. Removal of Property. Where personal property of the Tenant remains on the Premises after the tenancy has been terminated, for whatever reason, and the Premises have been vacated by the Tenant, the Landlord shall give written notice to such Tenant in accordance with the language of California Civil Code Sections 1983 through 1985, inclusive. The notice shall advise the person to be notified that said personal property must be claimed within fifteen (15) days from the date of personal delivery of said notice or within eighteen (18) days after the date said notice is deposited in the mail.

During the notice period, Landlord may store said personal property in a place of safekeeping pursuant to the language of California Civil Code Section 1986. Tenant shall pay to Landlord the reasonable cost of storage of said personal property before Landlord is obligated to release said personal property to Tenant.

If said personal property is not claimed and released within the abovementioned fifteen (15) days or eighteen (18) day period, then, pursuant to the language of California Civil Code Section 1988, Landlord may either retain said personal property, or sell said personal property at a public sale.

5. Landlord's Right to Cure Tenant's Default. Upon ten (10) days prior written notice to Tenant, Landlord may cure any default by Tenant at Tenant's cost and may enter upon the Premises for such purpose. If Landlord, at any time by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date, shall bear interest at the rate of Ten Percent (10%) per annum or the maximum amount allowed by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum together with interest on it shall be additional rent.

C. Interest on Unpaid Rent:

Rent and other amounts not paid when due shall bear interest at the rate of Ten Percent (10%) per annum or the maximum amount allowed by law from the date due until paid.

D. Tenant's Right to Cure Landlord's Default:

Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after written notice of the default has been given by Tenant to Landlord.

If the default cannot be reasonably cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within thirty (30) days, and diligently and in good faith continues to cure the default.

Tenant, at any time after Landlord commits a default, can cure the default at Landlord’s cost. If Tenant, at any time, by reason of Landlord’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid.

E. Waiver of Damages. Tenant hereby waives all claims for damages that may be caused by Landlord's default under any provision of this Lease, re-entering and taking possession of the Premises or removing and storing furniture and property, as herein provided, and will save Landlord harmless from loss, costs or damages occasioned thereby, and no such re-entry shall be considered or construed to be a forcible entry as the same is defined in the Code of Civil Procedure of the State of California.

17.	Environmental Matters.

A. Compliance with Environmental Law. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations (collectively "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal, or transportation of any hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation, any "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances" or "petroleum products" (collectively "Hazardous Materials").

B. Hazardous Materials Handling. Tenant shall at its own costs, procure and maintain in effect during the entire term of this Lease or any extension thereof, and comply with all conditions of any and all permits, licenses or governmental and regulatory approvals required for Tenant's use, analysis, generation, manufacture, storage, disposal or transportation of the Hazardous Materials on the Premises. Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and waste. Tenant shall in all respects use, handle, treat, deal and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and pursuant to prudent industry practices. Upon expiration or earlier termination of the term of this Lease or any extension thereof, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, about or under the Premises or any building, or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

C. Notices. Tenant shall immediately notify Landlord in writing of; (i) any enforcement, clean up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any governmental agency arising out of or in connection with any Hazardous Materials used or stored upon or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon Landlord's request, Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper use and disposal of all Hazardous Materials used or removed from the Premises.

D. Indemnification of Landlord. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord, its employees, agents, attorneys, successors, assigns, officials, officers, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenditures (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, upon or about the Premises or a discharge in or from the Premises of any Hazardous Materials or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, upon, about or from the Premises or (b) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean up or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease or any extension thereof. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant or its employees, agents, assignees, contractors, licensees or invitees of Tenant, or other acting for or on behalf of Tenant, whether or not they are negligent, intentional, willful or unlawful, shall be strictly attributable to Tenant. This indemnification shall survive the termination of this Lease.

18.	SIGNS, ADVERTISING

A. Type of Signs Allowed:

Tenant shall not have the right to place, construct or maintain on the glass panes or supports of the show windows of the Premises, the doors, or the exterior walls or roof of the building in which the Premises is located or any interior portions of the Premises, any signs, advertisements, names insignia, trademarks, descriptive material, or any other similar item without Landlord's prior written consent. All such signs must conform to the requirements of the Hanford Municipal Code. Landlord, at Tenant's cost, can remove any item placed, construed or maintained that does not comply with the provisions of this paragraph. Tenant agrees to keep its signs on the Premises in a good state of repair and to save the Landlord harmless from any loss or damage resulting from the erection, maintenance, existence, or removal of any of Tenant's signs.

Tenant shall not, without Landlord's consent, place, construct or maintain on the Premises any advertisement media, including without limitation, searchlights, flashing lights, loudspeakers, phonographs or other similar visual or audio media.

          B. Compliance with Laws:

Any sign that Tenant has the right to place, construct and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

19.	SUBORDINATION-ESTOPPEL

This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Premises, and land of which the Premises is a part.

Such subordination is effective without any further act of Tenant. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by a lender to effectuate any subordination. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

20.	NOTICE

Except as otherwise expressly provided herein, any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile or e-mail if receipt is acknowledged by the addressee, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business day after being mailed by first class mail, charges and postage prepaid, property addressed to the party to receive such notice at the last address furnished for such purpose by the party to whom notice is directed and addressed as follows:

(a) In the case of Landlord:

Deputy City Manager
City of Hanford
319 N. Douty Hanford, CA 93230
or such other address as Landlord may form time to time furnish to Tenant

(b) In the case of Tenant:
Keith Meeks
Global Food Technologies
1161 Campus Drive
Hanford, CA 93230
or such other addresses Tenant may form time to time furnish to Landlord

If mailed, said notice shall be deemed properly given when deposited in the
United States mail.

21.	WAIVER OF BREACH

Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Lease be construed to be a waiver or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant, or condition hereof, or to exercise any rights given him on account of any such default. A waiver of a particular breach, or default, shall not be deemed to be a waiver of the same or any other subsequent breach or default.

The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any default.

No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waiver or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

22.	SALE OR TRANSFER OF PREMISES

A. Effect on Lease:

If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

23.	ATTORNEY'S FEES

Should either party hereto institute any legal action to enforce any provision thereof, the prevailing party in such action shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorney’s fees. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorney’s fees. With respect to any suit, action or proceeding arising out of or related to this Lease, Landlord and Tenant submit to the jurisdiction and venue of the Superior Court, in the County of Kings, State of California, for any proceeding arising thereunder.

24.	ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any incurred defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the real property of which the Premises are a part.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no incurred defaults in Landlord's performance, and
(iii) that not more than one (1) month's rental has been paid in advance.

25.	AGENCY

Nothing, contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or any other association other than Landlord and Tenant.

26.	TERMS AND CAPTIONS

The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The article captions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

27.	TIME OF ESSENCE

Time is of the essence in the performance of each provision of this Lease.

28.	SUCCESSORS

Subject to the provisions of paragraph 13 of this Lease, this Lease shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

29.	STATUS OF PARTIES ON TERMINATION OF LEASE

Except as otherwise provided in this Lease, if a party elects to terminate this Lease as allowed herein, on the date this Lease terminates, the parties shall be released from further liabilities and obligations and Landlord shall return to Tenant any unearned rent, as long as Tenant is not in default on the date the Lease terminates.

30.	PROVISIONS AND COVENANTS AND CONDITIONS

All provisions, whether covenants or conditions, on the part of the Tenant shall be deemed to be both covenants and conditions.

31.	INVALIDITY

If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

32.	PRIOR AGREEMENTS, AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest.

33.	CONTROLLING LAW

The validity, interpretation, and performance of this Lease shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first set forth above.

“LANDLORD”	“TENANT”

CITY OF HANFORD

By: /s/ Thomas J Haglund	By: /s/ Keith Meeks

Thomas J. Haglund Deputy City Manager	Keith Meeks, President

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